UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	June 22, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01              Changes in Registrant’s Certifying Accountant.

Resignation of Current Independent Registered Public Accounting Firm

On June 22, 2018, Rockwell Medical Inc.’s (the “Company”) independent accountant, Plante & Moran, PLLC (“Plante”), notified the Chair of the Audit Committee of the Board of Directors that it was resigning as the Company’s independent registered public accounting firm, effective immediately.

Plante’s reports on the Company’s financial statements for the years ended December 31, 2016 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent years ended December 31, 2016 and December 31, 2017 and through June 22, 2018 (the date of Plante’s resignation), the Company had no disagreements with Plante on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Plante’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

In its letter to the Audit Committee dated June 22, 2018, which is attached hereto as Exhibit 99.2 and was issued by Plante in conjunction with its resignation letter, Plante identified certain reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, relating to the Company’s financial statements and disclosures contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 (the “Form 10-Q”).  The terms of this letter are incorporated herein by reference.

The Chairman of the Audit Committee as well as another member of the Audit Committee, the Chairman of the Board, discussed with Plante the reasons for its resignation and has authorized Plante to respond fully to the inquiries of the Company’s successor independent registered public accounting firm concerning the reasons for Plante’s resignation.

The Company has provided Plante with a copy of the disclosures made in this Current Report on Form 8-K prior to the time this report was filed with the Securities and Exchange Commission. The Company has requested that Plante furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the Company’s statements made in this report. A copy of Plante’s letter dated June 26, 2018, is attached as Exhibit 16.1 hereto.

Plante has not provided notice to the Company that disclosure should be made or action should be taken to prevent future reliance on the completed interim review related to the previously issued financial statements contained in the Form 10-Q.  The Audit Committee is in the process of reviewing the concerns set forth in Plante’s correspondence and has not made a determination as to whether the financial statements in the Form 10-Q should not be relied upon.  If the Audit Committee determines that the financial statements should not be relied upon, this conclusion will be reported in a separate Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

As of the date of this report, the Audit Committee has not yet retained a new independent registered public accounting firm.  The Audit Committee is in the process of identifying and selecting a new independent registered public accounting firm and will disclose the selection when made on a subsequent Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.          The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Plante & Moran, PLLC to Audit Committee of the Company, dated June 26, 2018.

99.1	Letter from Plante & Moran, PLLC to John Cooper, Audit Committee Chair, dated June 22, 2018

99.2	Letter from Plante & Moran, PLLC to the Audit Committee of the Company, dated June 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 27, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board